Exhibit 10.21

Employment Agreement with R. Wayne Hall

EMPLOYMENT AGREEMENT

THIS AGREEMENT entered into this 1st day of December, 2006, by and between FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHARLESTON (the "Association"), FIRST FINANCIAL HOLDINGS, INC. and R. WAYNE HALL (the "Employee").

     WHEREAS, Employee is an employee of First Financial Holdings, Inc. or its subsidiaries, the Association, First Southeast Insurances Services, Inc. or Kimbrell Insurance Group, Inc. (collectively, "First Financial");

     WHEREAS, First Financial wishes to assure itself of the services of Employee for the period provided in this Agreement; and

     WHEREAS, the Employee is willing to serve in the employ of First Financial on a full-time basis for said period;

     WHEREAS, the Confidential Information (as defined in Section 10 below) is a unique and valuable asset of First Financial, acquired at great expense by First Financial, and any disclosure or other use of such information other than for the sole benefit of First Financial would be wrongful and would cause irreparable harm to First Financial;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1.      Employment. The Employee is employed as Executive Vice President -- Financial Management of First Financial. The Employee shall render administrative and management services to First Financial such as are customarily performed by persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of First Financial. The Employee's other duties shall be such as the Board of Directors of First Financial may from time to time reasonably direct, including normal duties as an officer of First Financial.

     2.     Base Compensation. First Financial agrees to pay the Employee during the term of this Agreement a salary at the rate of $210,000.00 per annum, payable in cash not less frequently than monthly. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed by the Board of Directors of First Financial no less often than annually.

     3.      Employee Benefits, Etc. (a) The Employee shall be entitled to participate in any plan of First Financial relating to pension, profit-sharing, or other retirement benefits and medical coverage or reimbursement plans that First Financial may adopt for the benefit of its employees.

            (b)   The Employee shall be eligible to participate in any fringe benefit program that is commensurate with the responsibilities and functions to be performed by the

Employee under this Agreement; provided, however, that any determination regarding the Employee's eligibility for any specific benefit program shall be reserved to the Board of Directors of First Financial or its designee. First Financial shall reimburse Employee for all reasonable and properly substantiated out-of-pocket expenses that Employee shall incur in connection with his services for First Financial.

     4.     Term. The initial term of employment under this Agreement shall be for the period commencing December, 2006 and ending September, 2009. The said 34-month period of employment may be extended for an additional 12 full calendar months by action of the Board of Directors at the September 2007 meeting of the Board of Directors and at each succeeding September meeting of the Board of Directors.

     5.     Loyalty; Noncompetition. (a) The Employee shall devote his full time and best efforts to the performance of his employment under this Agreement. During the term of this Agreement, the Employee shall not, at any time or place, either directly or indirectly, engage in any business or activity in competition with the business affairs or interests of First Financial or be a director, officer or employee of or consultant to any bank, savings and loan association, credit union or similar thrift, savings bank or financial institution.

          (b)     Upon termination of this Agreement for any reason other than the reasons set forth in paragraph 8 of this Agreement, for a period of 12 months from the termination of this Agreement, the Employee shall not at any time or place, either directly or indirectly, engage in any business or activity in competition with the business affairs or interests of First Financial or be a director, officer or employee of or consultant to any bank, savings and loan association, credit union or similar thrift, savings bank or financial institution in an area within a fifty (50) mile radius of any office of any subsidiary or affiliate of First Financial.

          (c)     During the term of this Agreement, nothing in the foregoing subparagraphs in this paragraph 5 shall apply to subsidiaries and affiliates of First Financial or shall be determined to prevent or limit the right of the Employee to invest in the capital stock or other securities of any business dissimilar from that of First Financial or solely as a passive investor in any business.

     (d)     Directly or indirectly engaging in any business or activity in competition with the business affairs or interests of First Financial shall include engaging in business as owner, partner, agent or employee of any person, firm or corporation engaged in such business individually or as beneficiary by interest in any partnership, corporation or other business entity or in being interested directly or indirectly in any such business conducted by any person, firm or corporation.

     (e)     In the event of violation by Employee of this Agreement for loyalty and noncompetition, the Employee will be subject to damages and because of the relationship of employer and employee, it is hereby agreed injunctive relief is necessary for First Financial, as employer, to enforce these provisions of the Agreement to protect its business and good will.

     6.      Paid Time Off (PTO) and Catastrophic Leave (CAT). At such reasonable times as the Board of Directors of First Financial shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a)     The Employee shall be entitled to any annual PTO in accordance with the policies as periodically established by the Board of Directors of First Financial, which shall in no event be less than the current policies of First Financial.

          (b)     The timing of PTO shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from First Financial on account of his failure to take PTO; nor shall he be entitled to accumulate unused PTO from one calendar year to the next except to the extent authorized by the Board of Directors for senior management officials of First Financial.

          (c)     In addition to the aforesaid paid PTO, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with First Financial for such additional period of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

          (d)     In addition, the Employee shall be entitled to annual CAT leave as established by the Board of Directors for senior management officials of First Financial. In the event any CAT leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors. Upon termination of his employment, the Employee shall not be entitled to receive any additional compensation from First Financial for unused CAT leave.

     7.     Termination and Termination Pay.

     This Agreement shall be terminated upon the following occurrences:

          (a)     The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death shall have occurred.

          (b)      This Agreement may be terminated at any time by a decision of the Board of Directors of First Financial for conduct not constituting termination for "Just Cause," as defined in subparagraph (c) of this paragraph 7 or by the Employee upon sixty (60) days written notice to First Financial, as the case may be. In the event this Agreement is terminated by the Board of Directors without Just Cause, First Financial shall be obligated to continue to pay the Employee his salary (as set forth in paragraph 2 of this Agreement) up to the date of termination of the term (including any renewal term) of this Agreement. In the event this Agreement is terminated by the Employee, the compensation and benefits will be terminated upon the effective date of the employment termination or as may otherwise be determined by the Board of Directors.

          (c)     First Financial reserves the right to terminate this Agreement at any time for Just Cause. Termination for "Just Cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of subparagraphs (d) and (e) below, or material breach of any provision of this Agreement. Subject to the provisions of paragraph 10 hereof, in the event this Agreement is terminated for Just Cause, First Financial shall only be obligated to continue to pay the Employee his salary up to the date of termination.

          (d)    (i)     If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Section 1818(e)(3) and (g)(1)), the Association's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (a) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (b) reinstate (in whole or in part) any of its obligations that were suspended. Any suspended amounts that the Association later determines to pay the Employee shall be paid to him as soon as practicable after the Association's determination.

               (ii)     If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C Section 1818(e)(4) or (g)(1)), all obligations of the Association under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (e)     If the Association is in default (as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(3)(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

          (f)     All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA (12 U.S.C. Section 1823(c)), or (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (g)     If, after a "Change of Control" (as hereinafter defined) of the Association or First Financial, the Association shall terminate the employment of the Employee during the period of employment under this Agreement for any reason other than Just Cause, as defined in subparagraph (c) of this paragraph 7, or the Employee voluntarily terminates his employment within twelve (12) months following the effective date of the Change in Control following any change in the present capacity or circumstances in which the Employee is employed as set forth in paragraph 1 of this Agreement, or cause a reduction in the Employee's responsibilities or authority or compensation or other benefits provided under this Agreement without the Employee's written consent, then First Financial shall pay to the Employee and provide the Employee, or to his beneficiaries, dependents and estate, as the case may be, with the following:

               (i)     First Financial shall pay to the Employee an amount equal to 2.99 times the Employee's then current salary. Such payment shall be paid over a 12 month period following the Employee's termination of employment with the Association, in accordance with the Association's customary payroll practices.

               (ii)    During the period of 36 calendar months beginning with the event of the Employee's termination of employment, the Employee, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of First Financial, including without limitation First Financial's pension plan, life insurance and health insurance as if the Employee was still employed during such period under this Agreement.

               (iii)    If and to the extent that benefits or service credit for benefits provided by subparagraph (g)(ii) of this paragraph 7 shall not be payable or provided under any such plans to the Employee, his dependents, beneficiaries and estate, by reason of his no longer being an employee of First Financial as a result of termination of employment, First Financial shall itself pay or provide for payment of such benefits and service credit for benefits to the Employee, his dependents, beneficiaries and estate. Except as provided in the following sentence, all payments under this Paragraph 7(g)(ii) shall be made no later than the December 31 of the second calendar year following the calendar year in which the Employee terminates employment with the Association. Any payment relating to the Employee's benefit under First Federal's qualified pension plan shall commence on the date(s) on which payments under First Financial's qualified pension plan or successor plan are made, in accordance with the Employee's form of benefit distribution under that Plan.

               (iv)    If the Employee elects to have benefits commence prior to the normal retirement age under the qualified pension plan or any successor plan maintained by First Financial and thereby incurs an actuarial reduction in his monthly benefits under such plan, First Financial shall itself pay or provide for payment to the Employee of the difference between the amount that would have been paid if the benefits commenced at normal retirement age and the actuarially reduced amount paid upon the early commencement of benefits. However, if at the time of the Employee's termination of employment with the Association (other than on account of death or disability) he is a "specified employee" within the meaning of Code Section 409A(a)(2)(B)(i), then payments under this paragraph 7(g)(iv) shall commence not earlier than 185 days after the Employee terminates employment, with any payments delayed on account of this sentence paid with the first payment permitted hereunder.

               (v)    First Financial shall pay all legal fees and expenses which the Employee may incur as a result of First Financial's contesting the validity or enforceability of this Agreement that results in a legal judgment in his favor or legal settlement and the Employee shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred (200) basis points to the six (6) month Treasury Bill rate.

               (vi)    The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Employee offset in any manner the obligations of First Financial hereunder.

               (vii)    Notwithstanding the preceding paragraphs of this subparagraph (g), in the event that the aggregate payments or benefits to be made or afforded to the Employee under this Agreement, together with any other payments or benefits received or to be received by Employee in connection with a Change in Control, would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), then, at the election of the Employee, (a) such payments or benefits shall be payable or provided to the Employee over the minimum period necessary to reduce the present value of such payments or benefits to an amount which is one dollar ($1.00) less than three (3) times the Employee's "base amount" under Section 280G(b)(3) of the Code or (b) the payments or benefits to be provided under this subparagraph (g) shall be reduced to the extent necessary to avoid treatment as an excess parachute payment with the allocation of the reduction among such payments and benefits to be determined by the Employee.

               (viii)   For purposes of this Section 7(g) the Employee shall not be considered to have experienced a termination of employment unless such termination also constitutes a "separation from service" within the meaning of Code Section 409A(a)(2)(A)(i).

     8.     Change of Control. A "Change of Control" shall be deemed to have occurred,      if:

          (a)     There occurs a change in control of the Association or First Financial within the meaning of the Home Owner's Loan Act of 1933 and Part 574 of the OTS Regulations (12 C.F.R. Part 574);

          (b)     Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of First Financial or the Association representing 25% or more of the combined voting power of First Financial's or the Association's then outstanding securities;

          (c)     The membership of the board of directors of First Financial or the Association changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Agreement) do not constitute a majority of the Board at the end of such period; or

          (d)     Shareholders of First Financial or the Association approve a merger, consolidation, sale or disposition of all or substantially all of First Financial's or the Association's assets, or a plan of partial or complete liquidation.

     9.     Disability. In addition to other compensation or benefits the Employee may be entitled to under this Agreement, if the Employee shall become disabled or incapacitated to the extent that he is unable to perform the duties of his position, he shall be eligible to participate in First Financial's long-term disability plan as established by the Board of Directors for employees and management personnel, or any other disability plan which may be established by the Board of Directors for management personnel. Upon returning to active full-time employment, the Employee's full compensation as set forth in paragraph 2 of this Agreement entitled "Base Compensation" shall be reinstated. In the event that said Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in paragraph 2 of this Agreement entitled "Base Compensation") shall be reduced in proportion to the time spent in said employment. However, if he is again unable to perform the duties of his position hereunder due to illness or other incapacity, he must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this paragraph.

     10.     Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a)     "Confidential Information" means information belonging to First Financial, whether reduced to writing (or in a form from which such information can be obtained, translated or derived into reasonably usable form) or maintained in Employee's memory, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, including without limitation, financial information, reports and forecasts; inventions, improvements and other Intellectual Property; Trade Secrets (as defined herein); know-how; software and related code; market or sales information or plans; Customer (as defined herein) lists, including without limitation information concerning the assets, wealth or other personal or financial information regarding a Customer; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by First Financial's management.

Confidential Information includes information developed by Employee in the course of employment by First Financial, as well as other information to which Employee may have access in connection with employment by First Financial. Confidential Information also includes the confidential information of others with which First Financial has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's obligations under this Agreement.

          (b)     "Intellectual Property" means any invention, product, market or business plan, process, program, software, formula, method, work of authorship or other information or thing that is unique and of value to First Financial, in First Financial's reasonable judgment.

     11.     Confidentiality. Employee understands and agrees that employment creates a relationship of confidence and trust between Employee and First Financial with respect to all Confidential Information. At all times, both during Employee's employment with First Financial and after its termination, Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of First Financial, for any purpose, except as may be necessary in the ordinary course of performing Employee's duties to First Financial. Upon termination of Employee's employment with First Financial for any reason, Employee will return all Confidential Information to First Financial, including any original, computerized or duplicated records or portions of records.

     12.     Intellectual Property. Any Intellectual Property created by Employee with any of First Financial's resources or assistance, in whole or in part, during employment with First Financial and which pertains to the business of First Financial is the property of First Financial. Employee hereby assigns to First Financial all right, title and interest in and to such Intellectual Property, including without limitation copyrights, trademarks, service marks and patents in or to such Intellectual Property, and agrees to sign patent applications and assignments thereof without additional compensation.

     13.     Expenses to Enforce Agreement. In the event any dispute shall arise between the Employee and the Association or First Financial as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee in defending against any action taken by the Association or First Financial, the prevailing party shall be reimbursed for all costs and expenses, including reasonable attorney's fees, arising from such dispute, proceedings or actions. Such reimbursement shall be paid within 10 days of the furnishing to the non-prevailing party of written evidence, which may be in the form of a cancelled check or receipt, among other things, of any costs or expenses incurred by the prevailing party. Any such request for reimbursement shall be made more frequently than at 60-day intervals.

     14.     Successor and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Association and First Financial which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Association or First Financial.

          (b)     Since First Financial is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of First Financial.

     15.     Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties hereto, except as herein otherwise provided.

     16.     Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of South Carolina, except to the extent that Federal law shall be deemed to apply. This Agreement is intended to comply with the requirements of Section 563.39 of the OTS Regulations (12 C.F.R. Section 563.39) and to the extent it conflicts with the provisions of that Section, Section 563.39 shall control. Any payments made to the Employee pursuant to this Agreement, or otherwise, shall be subject to and conditioned upon compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)) and any regulations promulgated thereunder.

     17.     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF CHARLESTON

ATTEST:	By

A. Thomas Hood
President and Chief Executive Officer

FIRST FINANCIAL HOLDINGS, INC.

ATTEST:	By

A. Thomas Hood
President and Chief Executive Officer

WITNESS:

		R. Wayne Hall	Employee

9/06